Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-41079, 333-47112, 333-61360, 333-111146, 333-140430 and 333-104116) and on Form S-8 (Nos. 33-51800, 33-71262, 333-05133, 333-90331, 33-54860, 33-71598, 33-63665, 333-31471, 333-55801, 333-90329, 333-41150, 333-61113, 333-63045, 333-57263, 333-86659, 333-32906, 333-50108, 333-52362, 333-71848, 333-91342, 333-100584, 333-111838, 333-111395, 333-109845, 333-105057, 333-104114, 333-119831, 333-122631, 333-126927, 333-127994, 333-131058, 333-134151, 333-135085, 333-137472, 333-138861, 333-139282, 333-146865, 333-146417, 333-143855, 333-152368, 333-152363, 333-151558, 333-150393, 333-149986, 333-160062, 333-160763, 333-162075, 333-162946, 333-165731, 333-168840, 333-168841, 333-171654, 333-173645, 333-174802, 333-180478, 333-181538, 333-181832 and 333-184535) of EMC Corporation of our report dated February 27, 2013 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
February 27, 2013